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                                                                EXHIBIT 23.2




                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Oxford Automotive, Inc. of our report dated May 19, 1997, except as to Note 17 which is as of July 15, 1997, relating to the financial statements of Oxford Automotive, Inc. as of and for the year ended March 31, 1997, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended March 31, 1997 listed under Item 21 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Historical Financial Data."



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Detroit, Michigan
October 21, 1997